[PIONEER LOGO]

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SALES AGREEMENT

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         Pioneer Funds Distributor, Inc., Member of the UniCredito Italiano
Banking Group, Register of Banking Groups, has been appointed to serve as principal underwriter as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), for the shares ("Shares") of the investment company portfolios specified by us from time to time. The specified portfolios are hereafter referred to individually as a "Fund" and collectively as the "Funds."

         We are hereby inviting you to participate in the selling group and, subject to the terms and conditions set forth below, to make available to your customers the Shares. By your acceptance hereof, you agree to find purchasers for the Shares, to purchase Shares only from us or from your customers, and to act only as agent for your customers or dealer for your own account, with no authority to act as agent for the Funds, for us or for any other dealer in any respect.

         1. ACCEPTANCE OF ORDERS. Orders received from you will be accepted only at the public offering price (as defined below in Section 2) applicable to each order. When acting as agent for your customers, you agree to place orders for Shares immediately upon the receipt of, and in the same amount as, orders from your customers. You will not transmit and we will not accept from you on any basis a conditional order from you for the purchase or redemption of Shares. You are authorized to: (i) place orders directly with a Fund for the purchase of Shares, and (ii) tender Shares directly to a Fund for redemption, in each case subject to the terms and conditions set forth in the applicable Fund prospectus (the "Prospectus," which for purposes of this agreement includes the Statement of Additional Information incorporated by reference therein) and any operating procedures and policies established by us from time to time.

         2. PUBLIC OFFERING PRICE AND SALES CHARGE. The public offering price shall be the net asset value per Share plus any sales charge payable upon the purchase of such Shares as described in the Prospectus. The Prospectus provides for discounts for certain
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shareholders or groups of related shareholder accounts or sales charge waiver categories. You shall be responsible for communicating these rights to purchasers of Shares through you, ascertaining whether the purchaser is entitled to any discount or waiver of the sales charge, and communicating that information to us at the time you submit the purchase order. Your submission of a purchase order shall constitute a confirmation that you have undertaken such steps with respect to the order submitted. Further, you agree that you will apply any scheduled discount in, or waiver of, the sales charge uniformly to all offerees in the classes specified in the Prospectus. The sales charge applicable to any sale of Shares by you and the dealer concession or commission applicable to any order from you for the purchase of Shares accepted by us shall be as set forth in the Prospectus.

         A contingent deferred sales charge ("CDSC") is applicable to redemptions of certain Shares, as described in the Prospectus. You agree that you will sell Shares subject to a CDSC and held in omnibus accounts only if you are a NETWORKING participant with the National Securities Clearing Corporation and if such accounts are established pursuant to a NETWORKING Agreement.

         3. RULE 12b-1 PLANS.

         (a) As consideration for your providing distribution and marketing services in the promotion of the sale of Shares subject to a plan adopted pursuant to Rule 12b-1 under the 1940 Act, and for providing personal services to, and/or the maintenance of the accounts of, your customers who invest in and own such Shares, we shall pay such fee, if any, to you as is described in the Prospectus and otherwise established by us from time to time on Shares which are owned by you as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by such Fund or its agent, designate your firm as the customer's dealer of record. Any fee payable hereunder shall be computed and accrued daily and for each quarter shall be based on the average daily net asset value of the relevant Shares. No such fee will be paid to you if the amount of such fee based upon the aggregate value of your customer's Shares for the quarter will be less than $50.00.

         (b) The provisions of this Paragraph 3 may be terminated with respect to any Shares in accordance with the provisions of Rule 12b-1 under the 1940 Act or the rules of the National Association of Securities Dealers, Inc. (the "NASD") and thereafter no such fee will be paid to you.

         (c) You agree to furnish us and the Trustees of any Fund with such information as shall reasonably be requested by the Trustees with respect to the fees paid to you pursuant to this Section 3.

         (d) Consistent with NASD policies as amended or interpreted from time to time (i) you waive payment of amounts due from us pursuant to this Paragraph 3 until we are in receipt of the fees with respect to the relevant Shares, and (ii) our liability for amounts payable to you is limited solely to the proceeds of the fees received by us on the relevant shares.

         4. REDEMPTION AND REPURCHASE OF SHARES. If you purchase Shares from any customer in connection with repurchase arrangements offered by a Fund, you agree to pay such customer not less than the applicable repurchase price as established by the Prospectus. Any order placed by you for the repurchase of Shares is subject to the timely receipt by the Fund's transfer agent of all required documents in good order. If such documents are not received within a reasonable time after the order is placed, the order is subject to cancellation, in which case you agree to be responsible for any loss resulting to the Fund or to us from such cancellation.

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         5. PAYMENT FOR SHARES. Payment for Shares sold through you shall be made on or before the settlement date specified in the applicable confirmation, and by check payable to the order of such Fund or, if applicable, by Federal Funds wire for credit to such Fund, in accordance with instructions that we will periodically issue to you. Each Fund reserves the right to delay issuance of Shares until such check has cleared. If we do not timely receive payment, we reserve the right, without notice, to cancel the sale. Unless other instructions are received by us on or before the settlement date, orders accepted by us may be placed in an Open Account in your name. If such payment or instructions are not timely received by us, we may hold you responsible for any expense or loss, including loss of profit, suffered by us or by such Fund resulting from your failure to make such payment.

         6. MANNER OF OFFERING.

         (a) No person is authorized to make or rely on any representations concerning Shares except those contained in the Prospectus and in any sales literature or other material issued by us supplemental to such Prospectus, and used in conformity with applicable rules or conditions. Shares shall only be offered by means of the Prospectus, and you shall be obligated to deliver such Prospectus to your customers in accordance with all applicable federal and state securities laws and regulations, including without limitation the rules of the NASD. All offerings of Shares by you shall be subject to the conditions set forth in the Prospectus (including the minimum purchase amount) and to the terms and conditions herein set forth. We will furnish additional copies of the Prospectuses and such sales literature and other material issued by us in reasonable quantities upon request. You will provide all customers with the Prospectus and any required point of sale disclosure document(s) prior to or at the time such customer purchases Shares in accordance with applicable federal and state securities laws and regulations and promptly will forward to us any customer request for a copy of the applicable Statement of Additional Information. Sales and exchanges of Shares only may be made in those states and jurisdictions where the Shares are registered or qualified for sale to the public. We agree to advise you of the identity of those states and jurisdictions in which the Shares are registered or qualified for sale, and you agree to indemnify us and/or the Funds for any claim, liability, expense or loss in any way arising out of a sale of Shares in any state or jurisdiction in which such Shares are not so registered or qualified. In the event that you offer Shares outside the United States, you agree to comply with the applicable laws, rules and regulations of the foreign government having jurisdiction over such sales, including any regulations of United States military authorities applicable to solicitations to military personnel.

         (b) As distributor of the Shares, we shall have the authority to take such action as we may reasonably determine advisable in respect of all matters pertaining to the distribution of such Shares.

         (c) We shall have the unconditional right to accept or reject orders for the purchase of Shares. It is understood that for the purposes hereof no Share shall be considered to have been sold by you and no compensation will be payable to you with respect to any order for Shares which is rejected by a Fund or us. Any consideration that you may receive in connection with a rejected purchase order will be returned promptly. The Fund's transfer agent will transmit confirmations of all accepted purchase orders for Shares to the investor or to you, if authorized.

         (d) You agree that it is your responsibility to determine the suitability of any Shares as investments for your customers, and that we have no responsibility for such determination.

         7. ORDER PROCESSING CONTROLS.

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         (a) You represent that you have and will maintain policies and procedures in place to ensure that orders for the purchase and redemption of Shares in proper form received by you prior to the earlier of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m., Eastern time) or such other time as may be designated in the Prospectus from time to time ("Close of Trading") are segregated from orders received by you after the Close of Trading and that such orders are properly transmitted to us for execution at the net asset value calculated as of the next Close of Trading following receipt of such orders.

         (b) In accordance with NASD Notice to Members 03-50 (reminding members of their responsibility to ensure that they have in place policies and procedures reasonably designed to detect and prevent the occurrence of mutual fund transactions that would violate Rule 22c-1 under the 1940 Act, NASD Conduct Rule 2110 and other applicable rules and regulations), you represent that you have reviewed your policies and procedures to ensure that they are adequate with respect to preventing violations of law and Prospectus requirements related to timely order-taking and excessive trading activity. You represent that you will be responsible for the collection and payment to the Fund of any redemption fees based upon the terms outlined in the Prospectus. In addition, you agree that you will comply with any restrictions and/or limitations on exchanges described in each Fund's Prospectus.

         (c) You agree that all purchases of Shares shall be made only to cover orders already received by you. You shall not withhold placing orders received from your customers so as to profit yourself as a result of such withholding. You hereby warrant that each transaction which you initiate will have been authorized by your customer prior to initiation.

                  (d) You agree to provide information about the identity of your customers and about their transactions in Shares in accordance with the requirements of Rule 22c-2 under the 1940 Act.

         8. EXCESSIVE TRADING. You acknowledge that the Funds are long-term investments and that excessive trading by some shareholders raises the cost of operating the applicable Fund for the remaining shareholders. You further understand that shareholders with market timing strategies or an established pattern of frequent purchases and redemptions (or exchanges between funds) are not welcome as investors in the Funds. You agree that, in the event that it should come to your attention that any of your customers is engaging in a pattern of purchases, redemptions and/or exchanges of Shares that appears to evidence excessive trading activity, you shall immediately notify us of such pattern and shall cooperate fully with us in any investigation and, if deemed necessary or appropriate by us, terminating any such pattern of trading, including, without limitation, by refusing such customer's orders to purchase or exchange Shares. The foregoing shall not limit any other rights that the Funds or we may have from time to time.

         9. NASD MATTERS; COMPLIANCE WITH LAWS. This agreement is conditioned upon your representation and warranty that you are a member in good standing of the NASD or, in the alternative, that you are a foreign dealer or other entity not eligible for membership in the NASD. You and we agree to abide by the rules and regulations of the NASD and all applicable federal, state, and foreign laws, rules and regulations.

         10. STATUS OF SOLICITING DEALER. Nothing herein shall make you a partner with us or render our relationship an association. You are responsible for your own conduct, for the employment, control and conduct of your employees and agents and for injury to such employees or agents or to others through such employees or agents. You assume full responsibility for your employees and agents under applicable laws and agree to pay all employer taxes relating thereto.

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         11. INDEMNIFICATION. Each of us agrees to indemnify and hold harmless the other party and its affiliates, employees and agents against all losses, costs, fines, liabilities, damages and expenses (including reasonable legal and accounting fees) arising out of (i) such party's negligence or willful misconduct in carrying out its duties and responsibilities under this agreement, and/or (ii) any breach by such party of any material provision of this agreement. Such indemnification shall survive the termination of this agreement.

         12. COMPLIANCE WITH ANTI-MONEY LAUNDERING REQUIREMENTS AND ECONOMIC SANCTIONS PROGRAMS. Each of us agrees to comply with all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act ("BSA"), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act (the "PATRIOT Act"), its implementing regulations, and applicable rules adopted thereunder. As required by the PATRIOT Act, you certify to the extent applicable that you have a comprehensive anti-money laundering compliance program that includes policies, procedures and internal controls for complying with the BSA; policies, procedures and internal controls for identifying, evaluating and reporting suspicious activity; a designated compliance officer or officers; training for appropriate employees; and an independent audit function. Each of us further agrees to comply with the economic sanctions programs administered by the U.S. Treasury Department's Office of Foreign Assets control to the extent applicable. You agree that any order to purchase Shares shall constitute your continued certification of the matters you have certified in this Section. You agree that if the Funds or we are required to supply information, documentation or guidance to a securities regulatory organization ("SRO") or government department or agency about the customer identification program of the Funds or us or the measures taken to obtain information and to verify the identity of specific clients of the Funds, you shall allow such SRO or government department or agency to examine your files.

         The parties agree to cooperate with one another to satisfy due diligence policies of the Funds, which may include annual compliance certifications and periodic due diligence reviews and/or other requests deemed reasonably necessary or appropriate by us to ensure compliance with anti-money laundering requirements.

         You certify that all of your customers' taxpayer identification numbers ("TIN") or social security numbers ("SSN") furnished to us by you are correct and that you will not open an account without providing us with the customer's TIN or SSN if we so request.

         13. PRIVACY. Each of us agrees to comply with the requirements of Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. ss.ss. 6801 et seq., as may be amended from time to time, and any regulations adopted thereto, including Regulation S-P of the Securities and Exchange Commission, as well as with any other applicable federal or state privacy laws and regulations. The parties agree that any Non-Public Personal Information, as the term is defined in Regulation S-P, that may be disclosed hereunder is disclosed for the specific purpose of permitting the other party to perform the services set forth in this agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and that it will not disclose any Non-Public Personal Information received in connection with this agreement to any other party, except to the extent required to carry out the services set forth in this agreement or as otherwise permitted by law.

         14. AMENDMENT; TERMINATION. We and each Fund reserve the right, in our discretion upon notice to you, to amend, modify or terminate this agreement at any time, including without limitation, to change the sales charges, commissions, concessions and other fees described in the applicable Prospectus or to suspend sales or withdraw the offering of Shares. If you do not object to the amendment within 15 days from the date notice of any amendment has been sent to you, the amendment will become a part of this agreement. Your objection must be in writing and be received by us within such 15 days.

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         15. MISCELLANEOUS.

         (a) The parties to this agreement agree to cooperate fully in any regulatory investigation or proceeding or judicial proceeding with respect to each party's activities under this agreement and promptly to notify the other party of any such investigation or proceeding.

         (b) In the event that your account with any Fund represents more than 5% of the outstanding Shares of that Fund, we may request that you confirm its status as a shareholder of record and confirm whether any of your customers owns beneficially more than 5% of the outstanding shares of that Fund through your account. For this purpose, we will indicate in its inquiry the number of Shares that equal 5% of the outstanding Shares. You agree to reply promptly to any such inquiries.

         (c) This agreement supersedes any and all prior agreements between us. All communications to us should be sent to the address below.

         (d) Any notice to you shall be duly given if mailed or sent electronically to you at the address specified by you above.

         (e) This agreement shall be construed under the laws of the Commonwealth of Massachusetts without giving effect to the conflicts of laws provisions thereof.

         (f) The following provision, as marked, applies to this agreement.

         | This document constitutes an amendment to and restatement of the Sales Agreement currently in effect between you and us.

         | Please confirm your agreement hereto by signing and returning the enclosed counterpart of this agreement to: Pioneer Funds Distributor, Inc., 60 State Street, Boston, Massachusetts 02109-1820, Attention: Compliance Department.

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         Your submission and our acceptance of an order for Shares, or receipt by us of an executed copy of this agreement from you, represents your acknowledgement and acceptance of the terms and conditions of this agreement.

                            PIONEER FUNDS DISTRIBUTOR, INC.



                            By: ...........................................
                                 William F. O'Grady, Executive Vice President


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WE ACCEPT THIS AGREEMENT:


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                                        By: ....................................
                                              Authorized Signature

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         Date [month/day/year]              Firm CRD No.
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                                                            For Pioneer Use Only


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                                   Compliance Review ...........................
                                   Dealer No.  .................................
                                   NASD Member .................................
                                   Disclosure ..................................
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60 State Street, Boston, MA 02109-1820
(C)2005 Pioneer Funds Distributor, Inc.
www.pioneerfunds.com
CONTROL NUMBER:(expxxxx) XXXXXXXXX

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